UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2017

UBIQUITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55288	99-0371375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Research Drive, Irvine, California 92618

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 489-7600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Information

Judgment vacated and case dismissed

On July 10, 2017, the default judgment previously entered on October 28, 2016 in the matter entitled Gerald D.W. North v. Ubiquity, Inc., et al, Case Number 16 C 5698, in the United Stated District Court of the Northern District of Illinois, was vacated, and the case dismissed for lack of personal jurisdiction over the Company. The default judgment for $7.7 million was reflected on the Company’s financial statements and notes thereto for the periods through December 31, 2015, and the financial impact of the dismissal will be reflected on the Company’s quarterly report for the period ended September 30, 2017, and thereafter.

Item 8.01. Other Events

On July 11, 2017, the Company issued a press release. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press release, dated July 11, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2017
UBIQUITY, INC.

	By:	/s/ Brenden Garrison
Brenden Garrison,
Chief Financial Officer

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